As filed with the Securities and Exchange Commission on September 29, 2003

                                                               Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                           GREG MANNING AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                       7389                   22-2365834
State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)



                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                 (973) 882-0004
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
 ------------------------------------------------------------------------------

                           GREG MANNING AUCTIONS, INC.
                       1993 Stock Option Plan, as amended
                      1997 Stock Incentive Plan, as amended
                              (Full Title of Plan)

                                  GREG MANNING
                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                 (973) 882-0004
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                -----------------

                                    COPY TO:

                            SCOTT S. ROSENBLUM, ESQ.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                            Proposed      Proposed
                             Number of      Maximum       Maximum
                              Shares        Offering      Aggregate  Amount of
     Title of Shares           to be         Price        Offering  Registration
     to be Registered        Registered    Per Share(1)   Price(1)      Fee
-------------------------------------------------------------------------------
Common stock, par value       3,250,000     $6.75 (1)    $21,937,500  $1,774.74
$.01 per share
-------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices for the common stock reported on the Nasdaq National Market on September 26, 2003.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Incorporation of Documents by Reference

      The contents of the Registrant's Registration Statement, No. 333-01048, and Post-Effective Amendments 1 and 2 thereto, are incorporated by reference into this Post-Effective Amendment No. 3

Additional Information

      This Post-Effective Amendment includes an additional 3,250,000 shares of common stock of the Registrant, issuable under the Registrant's 1997 Stock Incentive Plan, as amended.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Caldwell, State of New Jersey, on September 25, 2003.

                                   GREG MANNING AUCTIONS, INC.

                                   By: /s/ Greg Manning
                                      ------------------------------
                                   Name:  Greg Manning
                                   Title: President and Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Greg Manning, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                           Date
---------                         -----                           ----

/s/ Larry Crawford            Chief Financial Officer        September 25, 2003
-----------------------       (Principal Financial and
Larry Crawford                Accounting Officer)

/s/ Greg Manning              President and Chief            September 25, 2003
-----------------------       Executive Officer and
Greg Manning                  Director

/s/ Scott S. Rosenblum        Director                       September 25, 2003
----------------------
Scott S. Rosenblum

/s/ Gregory N. Roberts        Director                       September 25, 2003
----------------------
Gregory N. Roberts

/s/ James M. Davin            Director                       September 25, 2003
----------------------
James M. Davin

/s/ Esteban Perez             Director                       September 25, 2003
----------------------
Esteban Perez

/s/ Jose Miguel Herrero       Director                       September 25, 2003
-----------------------
Jose Miguel Herrero



                                      II_3

EXHIBIT INDEX

Exhibit No.   Description
-----------   ------------

5.1*          Opinion of Kramer Levin Naftalis & Frankel LLP.

23.2* Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1* Power of Attorney (contained on the signature page of this Registration Statement).

--------------------
*  Filed herewith




                                      II-4